Exhibit 10.8

AMENDED AND RESTATED EXPENSE REIMBURSEMENT AGREEMENT

This AMENDED AND RESTATED EXPENSE REIMBURSEMENT AGREEMENT (this “Agreement”) is made as of December 23, 2021 by and between Oaktree Acquisition Holdings III, L.P., a Cayman Islands exempted limited partnership (“Sponsor”), and Oaktree Acquisition Corp. III, a Cayman Islands exempted company (the “Company”) (collectively referred to herein as the “Parties”, and each a “Party”).

WHEREAS, the Company and Sponsor desire to amend and restate that certain Expense Reimbursement Agreement dated as of February 3, 2021 in the original aggregate principal amount of $300,000 (the “Original Agreement”). As a replacement for the Original Agreement and as evidence of the Company’s existing obligations under the Original Agreement, this Agreement evidences a continuing pre-existing debt and is not intended and shall not be deemed or construed to constitute a novation of the Original Agreement or the debt evidenced by the Original Agreement. Neither the delivery of this Agreement to the Sponsor nor Sponsor’s cancellation and surrender of the Original Agreement shall constitute a payment or discharge of such debt to the extend evidenced by the Original Agreement. From and after the execution and delivery of this Agreement, the remaining indebtedness previously evidences by the Original Note shall be evidences by and payable in accordance with the terms of this Agreement and the Original Agreement is amended, restated and replaced in its entirety.

NOW, THEREFORE, and in consideration of the mutual covenants, rights, and obligations set forth in this Agreement, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TERM. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue in effect until the earlier of (i) its termination by either Party upon written notice to the other Party, (ii) the consummation of the IPO and (iii) June 30, 2022.

2. EXPENSES. During the Term, in its sole discretion, Sponsor may advance up to $300,000, from time to time upon request from the Company, to cover any of the Company’s expenses incurred in connection with the IPO, including but not limited to (i) legal and accounting fees, (ii) printing fees, (iii) filing fees made with the U.S. Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc., and (iv) any other expenses attributable to the Company’s organization, preparation for the IPO, including any fees paid to other third party service providers (collectively, the “Expenses”). Sponsor may advance the Expenses by directly paying third parties on behalf of the Company or by wiring funds to the Company.

3. REIMBURSEMENT. The Company hereby agrees to reimburse Sponsor at the end of Term for all Expenses advanced by Sponsor from of the net proceeds of the IPO (which proceeds shall include proceeds from the concurrent private placement of warrants purchased by Sponsor), solely from funds held outside of the Trust Account (as defined herein).

4. ENTIRE AGREEMENT; WAIVERS AND AMENDMENTS. This Agreement sets forth the entire understanding between the Company and Sponsor relating to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. Except as provided herein, this Agreement shall not be modified or amended, and no provision hereof shall be waived, except by an instrument in writing signed by each of the Parties hereto, or in the case of a waiver, by the Party hereto against whom such waiver is sought to be enforced.

5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party. Notwithstanding the foregoing, either Party (or such Party’s permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to one or more of such Party’s affiliates or to an entity that succeeds to all or substantially all of the business or assets of such Party.

6. TERMINATION. This Agreement may be terminated at any time by either Party upon written notice to the other Party.

7. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

8. NOTICES. All written notices and other communications given to or made by either Party to the other in connection with this Agreement shall be either personally served on an officer or other authorized representative of the Party to which it is given, or delivered by email to such officer or other authorized representative, or mailed by registered first class mail, postage prepaid, to the headquarters of such Party, or to such other address and to the attention of such persons as the Party in question may from time to time specify to the other by notice hereunder. All notices shall be deemed delivered and effective (a) if hand-delivered or by email, upon delivery, or (b) if mailed, three (3) business days after mailing.

9. SEVERABILITY. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. TRUST WAIVER. Notwithstanding anything contained herein to the contrary, Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account to be established in connection with the IPO for the benefit of the Company and holders of shares issued in such offering (the “Trust Account”), and hereby waives any Claim it may have in the future as a result of, or arising out of, any funds advanced to the Company and will not seek recourse against such Trust Account for any reason whatsoever. Accordingly, Sponsor acknowledges and agrees that in the event that it has a claim against the Company under this Agreement, it will pursue such claim solely against the Company and not against the property held in the Trust Account and such claim will only be able to be satisfied by the Company if (i) the Company has sufficient funds outside of the Trust Account to satisfy its obligations hereunder or (ii) the Company consummates an initial business combination.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date first written above.

Oaktree Acquisition Holdings III, L.P.

By:	Oaktree Acquisition Holdings III GP Ltd., its general partner

By:	Oaktree Capital Management, L.P., director

By:	/s/ Maria Attaar
Name: Maria Attaar
Title: Vice President

By:	/s/ Brian Price
Name: Brian Price
Title: Senior Vice President

Oaktree Acquisition Corp. III

By:	/s/ Zaid Pardesi
Name: Zaid Pardesi
Title: Chief Financial Officer

[Signature Page to Amended and Restated Expense Reimbursement Agreement]